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                                                                     EXHIBIT 8.1

                       [LETTERHEAD OF STEVENS & LEE, P.C.]

                                  May 14, 2002



Board of Trustees
Sovereign Real Estate Investment Trust
103 Foulk Road
Suite 200
Wilmington, Delaware 19803

     RE: Offer to Exchange $161,792,000 12% Series A Noncumulative Exchangeable Preferred Interests in Sovereign Real Estate Investment Trust Registered Under the Securities Act of 1933 For $161,792,000 Outstanding 12% Series A Noncumulative Exchangeable Preferred Interests in Sovereign Real Estate Investment Trust

Ladies and Gentlemen:

     We have acted as counsel for (a) Sovereign Real Estate Investment Trust, a Delaware business trust (the "Company"), (b) Sovereign REIT Holdings, Inc., a Delaware corporation ("Holdings"), and (c) Sovereign Bank, a federally-chartered stock savings bank (the "Bank") that is a wholly-owned subsidiary of Sovereign Bancorp, Inc., a Pennsylvania corporation ("Bancorp"), in connection with the Company's offer to exchange (the "Exchange") 161,792 shares of 12% Series A Noncumulative Exchangeable Preferred Interests (liquidation preference $1000 per share) of the Company registered under the Securities Act of 1933 (the "Registered Shares") for 161,792 outstanding shares of 12% Series A Noncumulative Exchangeable Preferred Interests (liquidation preference $1000 per share) of the Company (the "Outstanding Shares"), of which 100,000 shares were sold by Holdings and 61,792 shares were issued and sold by the Company pursuant to an Offering Memorandum dated as of August 21, 2000 (the "Memorandum"). The Registered Shares will be registered and offered pursuant to a registration statement on Form S-4 under the Securities Act of 1933, filed with the Securities and Exchange Commission (the "Registration Statement").

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    In connection with the Exchange, you have asked us to provide you with certain opinions concerning the application of United States federal income tax laws to the Company and the Exchange, to the effect that: (a) for the taxable years ending December 31, 1998, 1999, 2000 and 2001, the Company was organized and operated in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the Company's organization and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and (c) holders of Outstanding Shares ("Holders") who exchange Outstanding Shares for an equal number of Registered Shares will not recognize any gain or loss for United States federal income tax purposes solely as a result of the Exchange. This opinion is addressed to you for the benefit of all Holders.

     Except as otherwise expressly provided herein, the opinions set forth below are based upon the existing provisions of the Code, Treasury Regulations (proposed, temporary and final) promulgated under the Code, and the reported interpretations thereof by the Internal Revenue Service ("IRS") and by the courts in effect as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. A change in the authorities upon which our opinions are based could affect our conclusions. We assume no obligation to update the opinions set forth in this letter. Because our opinions are not binding upon the IRS or the courts, there can be no assurance that the opinions expressed herein will be accepted by the IRS or, if challenged, by a court.

     Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

     I.  Documents and Representations.
         -----------------------------

     For the purpose of providing our opinions, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following:

     (1) the Certificate of Trust of the Company, as corrected, dated March 17, 1998;

     (2) the Declaration of Trust of the Company, dated as of March 17, 1998 (the "Declaration");

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     (3) the Amended and Restated Declaration of Trust of the Company, dated as of August 15, 2000 (the "Restated Declaration");

     (4) the Memorandum;

     (5) the Registration Statement;

     (6) representations of an administrative trustee and vice president of the Company and a senior vice-president of the Bank, set forth in the Management Letters addressed to us and dated August 28, 2000, and May 10, 2002, respectively (the "Certificates"); and

     (7) such other documents or information as we have deemed necessary for the opinions set forth below.

     In our review and examination, we have assumed the legal capacity of all persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In addition, as to any facts material to the opinions expressed herein, we have relied upon the representations made on behalf of the Company and the Bank in the Certificates, the representations in the discussion of "Federal Income Tax Considerations" in the Memorandum and "Material United States Federal Income Tax Considerations" in the Registration Statement, and oral statements and representations of trustees of the Company and officers and employees of the Company and the Bank. Our opinions are conditioned on, among other things, the initial and continuing accuracy of the facts, assumptions and representations set forth in the Certificates and the other documents referred to above, and the statements and representations made by trustees of the Company and officers and employees of the Company and the Bank.

     The opinions expressed herein are also based on the assumptions that (i) the Company has been operated in accordance with the representations set forth in the Certificates, (ii) the Company will be operated in accordance with the terms and provisions of the Restated Declaration and the representations set forth in the Certificates, and (iii) the various elections, procedures and other actions taken or to be taken by the Company, as described in the discussion of "Federal Income Tax Considerations" in the Memorandum and "Material United States Federal Income Tax Considerations" in the Registration Statement, have been or will be completed in a timely fashion or otherwise carried out as so described.

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     Unless facts material to the opinions expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the representations made by the Company and the Bank.

     II.  Opinions.
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     Based solely upon the foregoing, and subject to the conditions, assumptions, qualifications and caveats set forth above and in the Memorandum and the Registration Statement, it is our opinion that:

     (1) Under United States federal income tax law and interpretations thereof as in effect for the calendar years 1998, 1999, 2000 and 2001, and assuming full compliance with the terms of the Declaration and the Restated Declaration, as in effect from time to time during the calendar years 1998, 1999, 2000 and 2001, for the taxable years ending December 31, 1998, 1999, 2000 and 2001, the Company was organized and operated in conformity with the requirements for qualification as a real estate investment trust under sections 856 through 860 of the Code;

     (2) Under United States federal income tax law and interpretations thereof as in effect on the date hereof, and assuming full compliance with the terms of the Restated Declaration, the Company's organization and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

     (3) Under United States federal income tax law and interpretations thereof as in effect on the date hereof, and assuming full compliance with the terms of the Restated Declaration, Holders who exchange Outstanding Shares for an equal number of Registered Shares will not recognize any gain or loss for United States federal income tax purposes solely as a result of such exchange.

     III.  Additional Limitations.
           ----------------------

     Except as set forth above, we express no opinion to any party on any other matter. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of changes of the facts stated or assumed herein or any subsequent changes in applicable law.

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     We hereby consent to the use of this opinion as an exhibit to the
Registration Statement on From S-4 and further consent to the use of our name therein under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in such Act.

                                                          Very truly yours,

                                                          STEVENS & LEE


                                                          /s/ Stevens & Lee








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